Exhibit 99.1

NEWS RELEASE

For more information contact:

FEI Company

Jason Willey

Sr. Director, Investor Relations and Corporate Development

(503) 726-2533

jason.willey@fei.com

FEI SHAREHOLDERS APPROVE ACQUISITION BY THERMO FISHER SCIENTIFIC

HILLSBORO, Ore., August 30, 2016 – FEI Company (Nasdaq: FEIC) today announced that at the special meeting of FEI’s shareholders held on August 30, 2016, its shareholders overwhelmingly approved the previously announced acquisition of FEI by Thermo Fisher Scientific Inc. (NYSE: TMO). The transaction is expected to be completed by the end of 2016, subject to the satisfaction of customary closing conditions, including applicable regulatory approvals.

About FEI

FEI Company designs, manufactures and supports a broad range of high-performance microscopy workflow solutions that provide images and answers at the micro-, nano- and picometer scales. Its innovation and leadership enable customers in industry and science to increase productivity and make breakthrough discoveries. Headquartered in Hillsboro, Ore., USA, FEI has over 3,000 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

Forward Looking Statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This communication contains “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Shareholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Risks and uncertainties include, among other things, uncertainties regarding the timing of the closing of the transaction; the possibility that various closing conditions to the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that there is a material adverse change to FEI; risks to the consummation of the merger, including general economic conditions and related uncertainties; the amount of the costs, fees and charges related to the merger agreement or the merger, the possibility that expected benefits related to the proposed transaction may not materialize as expected; the pendency of the transaction or a failure to complete the transaction could have a material adverse effect on FEI’s business, results of operations, financial condition and stock price; the transaction not being timely completed, if completed at all; prior to the completion of the transaction, FEI’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended July 2, 2016, each of which is on file with the SEC and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in other documents Thermo Fisher files with the SEC, and in FEI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended July 3, 2016, each of which is on file with the SEC and available in the investor relations section of FEI’s website, investor.fei.com, under the heading “SEC Filings,” and in other documents FEI files with the SEC.

While Thermo Fisher or FEI may elect to update forward-looking statements at some point in the future, Thermo Fisher and FEI specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or FEI’s views as of any date subsequent to today.